UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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NANOPHASE TECHNOLOGIES CORPORATION

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1319 Marquette Drive

Romeoville, Illinois 60446

May 17, 2005

Dear Stockholder:

On behalf of the Board of Directors, I invite you to attend the 2005 Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, on Thursday, June 23, 2005 at 9:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

Whether or not you to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

You are welcome to attend the June 23, 2005 meeting, and I urge you to return your proxy card as soon as possible.

Sincerely,

Joseph E. Cross

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2005

To the Stockholders of

Nanophase Technologies Corporation:

The Annual Meeting of Stockholders of Nanophase Technologies Corporation (the “Company”) will be held at 9;00 a.m., Chicago time, on Thursday, June 23, 2005, at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, for the following purposes:

(1) To elect two Class II directors to the Company’s Board of Directors;

(2) To ratify the appointment by the Board of Directors of McGladrey & Pullen, LLP as the independent auditors of the Company’s financial statements for the year ended December 31, 2005; and

(3) To approve the Nanophase Technologies Corporation 2005 Non-Employee Director Restricted Stock Plan; and

(4) To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on April 27, 2005 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

Jess Jankowski

Secretary

Romeoville, Illinois

May 17, 2005

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

NANOPHASE TECHNOLOGIES CORPORATION

1319 Marquette Drive

Romeoville, Illinois 60446

(630) 771-6708

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board of Directors”) of Nanophase Technologies Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Chicago time, Thursday, June 23, 2005, at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, and any adjournments thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about May 17, 2005.

Record Date and Outstanding Shares—The Board of Directors has fixed the close of business on April 27, 2005, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 17,912,852 shares of Common Stock, par value $.01 per share (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Proxies—Joseph E. Cross and Jess Jankowski, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Cross and Jankowski are executive officers of the Company and Mr. Cross is also a director of the Company. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy).

Required Vote—The vote of a plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for Class II director. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to ratify the appointment of McGladrey & Pullen, LLP as the independent auditors of the Company’s financial statements for the year ended December 31, 2005 and to approve the Nanophase Technologies Corporation 2005 Non-Employee Director Restricted Stock Plan. Stockholders will not be allowed to cumulate their votes in the election of directors.

Quorum; Abstentions and Broker Non-Votes—The required quorum for transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the vote for directors. Abstentions will be considered present and entitled to vote with respect to ratifying the appointment of the Company’s independent auditors and approving the Nanophase Technologies Corporation 2005 Non-Employee Director Restricted Stock Plan and will have the same effect as votes “against” such proposals. Broker non-votes will not be considered present and entitled to vote with respect to ratifying the appointment of the Company’s independent auditors and approving the Nanophase Technologies Corporation 2005 Non-Employee Director Restricted Stock Plan and will have no effect on such proposals.

Annual Report to Stockholders—The Company’s Annual Report to Stockholders for the year ended December 31, 2004, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven directors. Article VI of the Company’s Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, two directors of Class II will be elected for a term of three years expiring at the Company’s 2008 Annual Meeting of Stockholders. The nominees are presently serving as directors of the Company. See “Nominees” below.

The five directors whose terms of office do not expire in 2005 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below.

If at the time of the Annual Meeting the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as a director if elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW.

NOMINEES

The names of the nominees for the office of director, together with certain information concerning such nominees, is set forth below:

Name	Served as Director Since	Age	Position with Company
Joseph E. Cross	1998	57	Director, President and Chief Executive Officer
Richard W. Siegel, Ph.D.	1989	67	Director

Mr. Cross has served as Chief Executive Officer of the Company since December 1998 and President and a director of the Company since joining the Company in November 1998. Prior to joining the Company in November 1998, Mr. Cross served as President and Chief Executive Officer of Aptech, a manufacturer of measurement, metering and control devices for the utility industry, from August 1996 to October 1998. From December 1993 to July 1996, Mr. Cross served as President of Aegis Technologies, an interactive telecommunications company. He holds a B.S. degree from Southwest Missouri University and attended the M.B.A. program at Southwest Missouri University.

Dr. Siegel is a co-founder of the Company and has served as a director of the Company since 1989. Dr. Siegel served as a consultant to the Company from 1990 to 2002 with regard to the application and commercialization of nanocrystalline materials. Dr. Siegel is an internationally recognized scientist in the field of nanocrystalline materials. During his tenure on the research staff at Argonne National Laboratory from July 1974 to May 1995, he was the principal scientist engaged in research with the laboratory-scale synthesis process that was the progenitor of the Company’s physical-vapor-synthesis production system. Dr. Siegel has been the Robert W. Hunt Professor in Materials Science and Engineering at Rensselaer Polytechnic Institute since June 1995, and served as Department Head from 1995 to 2000. In April 2001, Dr. Siegel became the founding Director of the newly created Rensselaer Nanotechnology Center at the Institute. During 1995-1998, he was also a visiting professor at the Max Planck Institute for Microstructure Physics in Germany on an Alexander von Humboldt

Research Prize received in 1994. During 2003-2004 he was a visiting professor in Japan on a RIKEN Eminent Scientist Award. He chaired the World Technology Evaluation Center worldwide study of nanostructure science and technology for the U.S. government, has served on the Council of the Materials Research Society and as Chairman of the International Committee on Nanostructured Materials. He also served on the Committee on Materials with Sub-Micron Sized Microstructures of the National Materials Advisory Board and was the co-chairman of the Study Panel on Clusters and Cluster-Assembled Materials for the U.S. Department of Energy. He currently serves on the Nanotechnology Technical Advisory Group to the U.S. President’s Council of Advisors on Science and Technology. Dr. Siegel holds an A.B. degree in physics from Williams College and an M.S. degree and Ph.D. from the University of Illinois at Urbana-Champaign.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR ELECTION AS CLASS II DIRECTORS.

OTHER DIRECTORS

The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are duly elected and qualified.

Name	Age	Position with Company	Served as Director Since	Term Expires	Class
Donald S. Perkins	77	Chairman of the Board of Directors	1998	2006	III

Jerry K. Pearlman	65	Director	1999	2006	III

James A. McClung	67	Director	2000	2007	I

James A. Henderson	70	Director	2001	2007	I

R. Janet Whitmore	50	Director	2003	2007	I

Mr. Perkins has served as a director of the Company since February 1998. Mr. Perkins served as a consultant to the Company from 1998 to 2000. Mr. Perkins retired from Jewel Companies, Inc., the retail supermarket and drug chain, in 1983. He had been with Jewel since 1953, serving as President from 1965 to 1970, as Chairman of the Board of Directors from 1970 to 1980, and as Chairman of the Executive Committee until his retirement. He has served on a number of corporate boards and is currently a director of LaSalle Hotel Properties and La Salle U.S. Realty Income and Growth Funds I, II and III. For more than 30 years, he has served on corporate boards including AT&T, Aon, Corning, Cummins Engine, Eastman Kodak, Firestone, Inland Steel Industries, Kmart, Lucent Technologies, The Putnam Funds, Springs Industries and Time-Warner, Inc. He is Honorary Chairman of the Illinois Coalition and Protector of the Thyssen-Bornemisza Continuity Trust. He has served as a Trustee of The Ford Foundation and The Brookings Institution and as a member of The Business Council. Mr. Perkins is a life trustee and was Vice Chairman of the Board of Trustees of Northwestern University. He co-chaired Campaign/Northwestern, a university-wide effort which has raised more than $1.5 billion. He is also a member of the Civic Committee of The Commercial Club of Chicago, a Director of Leadership for Quality Education and a member of RoundTable Healthcare Partners L.P. Advisory Boards, Northwestern University’s School of Communication and its School of Education and Social Policy Advisory Boards. Mr. Perkins holds a B.A. degree from Yale University and an M.B.A. degree from the Harvard Graduate School of Business Administration.

Mr. Pearlman has served as a director of the Company since April 1999. Mr. Pearlman retired as Chairman of Zenith Electronics Corporation in November 1995. He joined Zenith as controller in 1971 and served as chief executive officer from 1983 through April 1995. Mr. Pearlman is a director of Smurfit Stone Container Corporation and Ryerson-Tull, Inc. He is a trustee of Northwestern University and a director and past chairman of the board of Evanston Northwestern Healthcare. Mr. Pearlman graduated from Princeton with honors from the Woodrow Wilson School and from Harvard Business School with highest honors.

Mr. McClung has served as a director of the Company since February 2000. He is currently Vice Chairman of Charter Consulting and former Senior Vice President and executive officer for FMC Corporation, a leading producer of a diversified portfolio of chemicals and machinery. He has over 30 years of international business development experience in over 75 countries, having managed and developed new technologies and production processes for diversified global businesses, including specialized chemicals and machinery, while living in the United States, Europe and Africa. Mr. McClung currently serves as Corporate Board member of Alticor (Amway), Beaulieu of America Corporation, NCCI Holdings, Turtle Wax and Hu-Friedy. He was a founding member of the U.S.-Russia Business Council and is active in other international business organizations, such as the Japan American Society, Chicago Council of Foreign Relations and the Economic Club of Chicago. He serves as a board director at Thunderbird: The Garvin School of International Management and the College of Wooster (Ohio). Mr. McClung earned a Bachelor’s degree from the College of Wooster, a Master’s degree from the University of Kansas and a Doctorate from Michigan State University.

Mr. Henderson has served as a director of the Company since July 2001. He retired as Chairman and Chief Executive Officer of Cummins Engine Company in December 1999, after joining the company in 1964. Mr. Henderson became President and Chief Operating Officer of Cummins in 1977, was promoted to President and Chief Executive Officer in 1994 and served as Chairman and Chief Executive Officer from 1995 until his retirement in 1999. Mr. Henderson attended Culver Military Academy, holds an A.B. in public and international affairs from Princeton University and an M.B.A. from Harvard Business School. Mr. Henderson currently serves as Chairman of the Board of The Culver Education Foundation, member of the Board of Directors of International Paper, Ryerson Tull, Inc., SBC Communications, Inc. and is a member of the Washington, D.C. Business Council.

Ms. Whitmore joined the board in November 2003. She is currently a director of Silverleaf Resorts, Inc., where she serves as Chairman of the Compensation Committee and as a member of the Audit Committee. Ms. Whitmore is Founder of Benton Consulting, LLC, which specializes in business development and processes. From 1976 through 1999, Ms. Whitmore held numerous engineering and finance positions at Mobil Corporation, including Mobil’s Chief Financial Analyst and Controller of Mobil’s Global Petrochemicals Division. Ms. Whitmore holds a Bachelor of Science degree in Chemical Engineering from Purdue University and an M.B.A. from Lewis University.

Director Compensation—Upon first being elected to the Board of Directors, each director of the Company who is not an employee or consultant of the Company (an “Outside Director”) has been granted stock options to purchase 10,000 shares of common stock at the fair market value of the common stock, as determined by a committee appointed by the Board of Directors, as of the date of issuance of such stock options. This initial option grant to Nanophase’s directors vests over five years. On or after the date of each annual meeting of the stockholders of the Company, each Outside Director who is re-elected or continues to serve as a director because his or her term has not expired has been typically granted stock options to purchase 2,000 shares of common stock provided that such grant is typically not made to an Outside Director who was first elected to the Board of Directors within three months prior to such annual meeting. The options granted annually to Outside Directors vest in three equal annual installments beginning on the first anniversary of the date of grant. All options granted to Outside Directors expire ten years from the date of grant. No stock options were granted to any directors in 2004. In January 2004, the Company paid $6,250 as quarterly compensation, which will amount to an annual total of $25,000 per Outside Director, for services performed in their capacity as directors. Prior to 2004, the Company paid Outside Directors with a combination of common stock grants and cash as outlined below. The Company did not grant any common stock to its Outside Directors in 2004. Under the pre-2004 compensation model, the annual compensation paid to each Outside Director had a value of approximately $25,000. Beginning in 2004, Mr. McClung’s cash compensation is being paid to Lismore International, Incorporated.

Effective January 17, 2003, the Company granted 4,870 restricted shares of common stock to each of Donald Perkins, Richard Siegel, Jerry Pearlman, James McClung and James Henderson. The Company also agreed to issue a cash payment of $10,000 to reimburse these Directors for personal income tax liabilities relating to this grant of common stock. In addition, the Company entered into a consulting agreement in March 2001 with Richard Siegel, Ph.D. pursuant to which the Company paid Dr. Siegel $2,000 per month for consulting services over a twelve-month term. This agreement terminated in July 2002.

All Outside Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

Meetings of the Board and Committees—During the year ended December 31, 2004, the Board of Directors held nine formal meetings. Five of the Company’s current directors attended 100% of the total board and committee meetings held during 2004 and no director attended less than 75% of the aggregate number of board and committee (for all committees on which a particular director served) meetings held during 2004.

Committees of the Board of Directors—The Board of Directors has established an Audit and Finance Committee, a Compensation and Governance Committee and a Nominating Committee, each comprised entirely of independent directors who are not officers or employees of the Company. The members of the Audit and Finance Committee are Mr. McClung (Chairman), Mr. Henderson, Mr. Pearlman, Mr. Perkins and Dr. Siegel. The members of the Compensation and Governance Committee are Mr. Pearlman (Chairman), Mr. Henderson, Mr. McClung, Mr. Perkins and Dr. Siegel. The members of the Nominating Committee are Mr. Henderson (Chairman), Mr. McClung, Mr. Pearlman, Mr. Perkins and Dr. Siegel.

The Audit and Finance Committee generally has responsibility for retaining the Company’s independent public auditors, reviewing the plan and scope of the accountants’ annual audit, reviewing the Company’s internal control functions and financial management policies, and reporting to the Board of Directors regarding all of the foregoing. The Audit and Finance Committee held five formal meetings in 2004. The Board of Directors has determined that Mr. Pearlman, Mr. Perkins and Mr. Henderson, all of whom serve on the Audit and Finance Committee, are “audit committee financial experts” as described in applicable SEC rules. Each member of the Audit and Finance Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and applicable SEC rules.

The Compensation and Governance Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive and key employee compensation, reviewing the Company’s executive compensation and general corporate governance policies and reporting to the Board of Directors regarding the foregoing. The Compensation and Governance Committee also has responsibility for administering the 2004 Equity Compensation Plan, determining the number of options, if any, to be granted to the Company’s employees and consultants pursuant to the 2004 Equity Compensation Plan and reporting to the Board of Directors regarding the foregoing. The Compensation and Governance Committee held four formal meetings in 2004.

The Nominating Committee generally has responsibility for recommending nominating candidates to serve on the Board of Directors. All members of the Nominating Committee are independent, as that term is defined in the applicable National Association of Securities Dealers’ listing standards. The Nominating Committee was formed in 2004 and, other than an organizational meeting when the committee was formed, had its first formal meeting in April 2005.

It is the policy of the Nominating Committee to consider persons recommended by stockholders for nomination to serve on the Board of Directors when the committee has not determined to re-nominate a qualified incumbent director. The Nominating Committee will only consider recommendations from stockholders or groups of stockholders that have held at least 5% of the Company’s common stock for at least one year prior to making the recommendation. For each annual meeting of stockholders, the Nominating Committee will consider only one recommendation from any stockholder or group of stockholders, as defined under SEC Regulation 13D. Recommendations from stockholders must be in writing, addressed to the Nominating Committee in care of the Corporate Secretary at the Company’s principal headquarters, and contain the name, address, telephone number and stock holdings of the recommending stockholder. Recommendations must also include the information concerning the proposed nominee required by Items 401, 403 and 404 of SEC Regulation S-K; a description of any relationship, agreements or understandings between the proposed nominee and the recommending stockholder; a description of all relationships between the proposed nominee and any competitors, customers, suppliers, labor organizations or others with special interests regarding the Company; a statement of the qualifications and potential contributions of the proposed nominee; a statement that the proposed nominee would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company; and the consent of the proposed nominee to be interviewed by the Nominating Committee and, if nominated and elected, to serve on the Board of Directors. Recommendations must be received by the Company not later than 120 calendar days before the first anniversary of the proxy statement for the prior annual meeting of stockholders. If the date of the annual meeting is more than 30 days following the first anniversary of the previous annual meeting, recommendations will be considered timely if submitted in a reasonable time in advance of the mailing of the Company’s proxy statement.

All persons nominated to serve on the Board of Directors, whether nominated by the Nominating Committee or recommended by stockholders, must possess certain basic personal and professional qualities. These qualities include integrity; absence of conflicts of interest; the ability to fairly and equally represent all stockholders; achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor; sound judgment borne of experience that demonstrates the ability to function effectively in an oversight role; a general appreciation of major issues facing public companies similar to the Company; and adequate time to devote to service on the Board of Directors.

The Nominating Committee and the Company believe that the continuing service of qualified incumbents promotes stability and continuity, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of familiarity and insight into the Company’s affairs. As a result, when considering candidates to serve on the Board of Directors, the Nominating Committee first determines whether the incumbent directors whose terms expire at the upcoming annual meeting should be nominated for re-election. If there is no qualified and available incumbent, the Nominating Committee will solicit recommendations for nominees from persons the Nominating Committee believes likely to be familiar with qualified candidates and consider stockholder recommendations. In evaluating potential nominees, the Nominating Committee considers whether the candidate possesses any of the specific qualities or skills that must be possessed by one or more members of the Board of Directors, the contribution the potential nominee can be expected to make to the overall function of the Board of Directors, and the extent to which the membership of the potential nominee on the Board of Directors would promote diversity among the directors. When candidates are recommended by stockholders, the Nominating Committee will also consider the size and duration of the recommending stockholder’s interest in the Company and the extent to which the recommending stockholder intends to continue holding its interest in the Company. The Nominating Committee may solicit the views of the Chief Executive Officer, senior management and other directors regarding the qualifications and suitability of any potential nominee.

A copy of the Nominating Commitee Charter is available on the Company’s website at www.Nanophase.com.

Communications with the Board of Directors—The Board of Directors has adopted policies regarding stockholder communications with the Board of Directors. Any stockholder desiring to communicate with the Board of Directors or one or more of its directors may send a letter addressed to the Board of Directors or the applicable directors in care of the Corporate Secretary at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446. All such communications must have the sender’s name, address, telephone number and e-mail address, if any, as well as a statement of the type and amount of the Company’s securities the sender holds and any other interest of the sender in the subject of the communication or, if the sender is not a stockholder of the Company, a statement of the nature of the sender’s interest in the Company. Communications will be forwarded to the proper recipient unless they (a) concern individual grievances or other interests that could not reasonably be construed to be of concern to the stockholders or other constituencies of the Company, (b) advocate the Company’s engaging in illegal activities, (c) contain offensive, scurrilous or abusive content, or (d) have no rational relevance to the business or operations of the Company.

Directors’ Attendance at Annual Meetings—When a director is unable to attend an Annual Meeting of Stockholders in person, but is able to attend by electronic conferencing, the Company will arrange for the director to participate by means such that the director can hear and be heard by those present at the meeting. The entire Board of Directors attended the Company’s 2004 Annual Meeting of Stockholders.

EXECUTIVE OFFICERS

The table below identifies executive officers of the Company who are not identified in the tables entitled “Election of Directors—Nominees” or “—Other Directors.”

Name	Age	Position
Jess Jankowski	39	Chief Financial Officer, Vice President of Finance, Secretary and Treasurer

Robert Haines	54	Vice President—Operations

Daniel S. Bilicki	61	Vice President—Sales and Marketing

Richard W. Brotzman, Ph.D.	51	Vice President—Research and Development

Mr. Jankowski joined the Company in 1995 as Controller. He was elected Secretary and Treasurer in November 1999, Acting Chief Financial Officer in January 2000, Vice President in April of 2002 and Vice President of Finance and Chief Financial Officer in April of 2004. From 1990-1995 he served as Controller for two building contractors in the Chicago area. From 1986 to 1990 he worked for Kemper Financial Services in their accounting control corporate compliance unit, serving as unit supervisor during his last two years. Mr. Jankowski holds a B.S. in accountancy from Northern Illinois University, an M.B.A. from Loyola University, and received his certified public accountant certificate from the State of Illinois. He has served on the advisory board of WESTEC, an Illinois Technology Enterprise Center focusing on the commercialization of advanced manufacturing technologies, since 2003. Mr. Jankowski was appointed to the Romeoville Economic Development Commission in 2004.

Mr. Haines joined Nanophase Technologies in January 2001 as Vice President of Operations. Beginning in 1996 and prior to joining Nanophase, he served as Corporate Director of Quality at Legrand North America. Previous experience includes two years as Vice President of Operations for Aegis Technologies and eight years with Digital Equipment Corporation. Mr. Haines has a B.S. in Chemistry/Engineering Physics from East Tennessee State University.

Mr. Bilicki has served as Vice President—Sales and Marketing of the Company since joining the Company in March 1999. From January 1996 until March 1999, Mr. Bilicki served as President/Director of PT Crosfield Indonesia in Jakarta, Indonesia, a subsidiary of Crosfield Company, which is a global chemical company. From January 1994 to December 1995, Mr. Bilicki held the position of President/Director North America of Crosfield Company. He holds a B.S. degree from Indiana Institute of Technology and an M.B.A. degree from Winthrop University.

Dr. Brotzman joined the Company in July 1994 as a senior scientist and has served as Vice President—Research and Development of the Company since July 1996. He is the inventor of much of the Company’s coating technology. Dr. Brotzman has 15 years experience in research and development of advanced materials leading to new products. His technical areas of expertise include interfacial adhesion and chemistry, self-assembled polymeric coatings, nanosized inorganic powders, powder processing, reactive coupling agents, solgel derived protective coatings, non-destructive evaluation of composites, neo-debye relaxation in green inorganic gels, asymmetric membranes and plasma processing. From January 1991 to July 1994, Dr. Brotzman served as Director of Research at TPL, Inc., an advanced materials company. He holds a B.S. degree in chemical engineering from Lafayette College, an M.S. degree in engineering and applied science from the University of California, Davis and a Ph.D. in chemistry from the University of Washington.

The Board of Directors elects executive officers annually, and such executive officers, subject to the terms of certain employment agreements, serve at the discretion of the Board of Directors. Messrs. Cross, Jankowski, Bilicki, Haines and Dr. Brotzman each have employment agreements with the Company. See “Executive Compensation—Employment.” There are no family relationships among any of the directors or officers of the Company.

EXECUTIVE COMPENSATION

The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2004, 2003 and 2002 of those persons who were (1) during 2004, the chief executive officer of the Company and (2) at December 31, 2004, the four other most highly compensated (based upon combined salary and bonus) executive officers of the Company whose total salary and bonus exceeded $100,000 during 2004 (collectively, the “Named Officers”).

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation Grants Securities Underlying			All Other Compensation($)
Name and Principal Position		Salary($)	Bonus($)	Other Annual Compensation($)	Options	Restricted Share Rights	Performance Share Rights
Joseph E. Cross President and Chief Executive Officer	2004 2003 2002	$308,462 298,766 268,234	$0 0 0	$0 0 0	15,000 50,000 55,000	2,500 0 0	2,500 0 0	$0 0 0

Daniel S. Bilicki Vice President Sales and Marketing	2004 2003 2002	$206,616 207,786 195,036	$0 0 0	$0 0 0	9,300 21,000 30,000	1,500 0 0	1,500 0 0	$0 0 0

Robert Haines Vice President Operations	2004 2003 2002	$194,692 187,712 169,255	$20,000 0 20,000	$0 0 0	11,000 30,000 40,000	1,500 0 0	1,500 0 0	$0 0 113,047	(1)

Richard Brotzman, Ph.D. Vice President Research and Development	2004 2003 2002	$177,077 172,840 155,914	$0 0 10,000	$0 0 0	11,000 20,000 20,000	1,500 0 0	1,500 0 0	$0 0 0

Jess Jankowski Chief Financial Officer, Vice President of Finance, Secretary and Treasurer	2004 2003 2002	$144,423 134,355 119,069	$0 0 10,000	$0 0 0	11,000 18,000 20,000	1,500 0 0	1,500 0 0	$0 0 0

1)	Represents relocation expenses incurred by Mr. Haines for moving to the greater Chicago metropolitan area.

OPTION GRANTS IN 2004—The following table provides information on grants of stock options to the Named Officers during 2004. No stock appreciation rights were granted to the Named Officers during 2004.

	Number of Securities Underlying Options Granted (#) (1)	Individual Grants		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
Name		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)		5%($)	10%($)
Joseph E. Cross	15,000	15.00%	$5.55	10/11/14	$52,355	$132,679
Robert Haines	11,000	11.00%	5.55	10/11/14	38,394	97,298
Daniel S. Bilicki	9,300	9.30%	5.55	10/11/14	32,460	82,261
Richard Brotzman, Ph.D.	11,000	11.00%	5.55	10/11/14	38,394	97,298
Jess Jankowski	11,000	11.00%	5.55	10/11/14	38,394	97,298

(1)	Options were granted under the 2004 Equity Compensation Plan and have a grant price that is equal to the fair market value on the date of grant. These options are all non-qualified stock options. Subject to certain restrictions, these options become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant. These options were granted on October 11, 2004.

(2)	Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, as mandated by the SEC. Actual gains will be dependent on the future performance of the common stock and the option holder’s continued employment through the vesting period. The amounts reflected in the table may not necessarily be realized.

AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END 2004 OPTION VALUES—The following table provides information regarding each of the Named Officers’ option exercises in 2004 and unexercised options at December 31, 2004.

Aggregated Option Exercises in 2004 and

Year-End 2004 Option Values

	Shares Acquired On Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Year-End 2004 (#)		Value of Unexercised In-The-Money Options at Year-End 2004 ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph E. Cross	50,000	$248,683	403,334	66,666	$1,304,236	$264,164
Robert Haines	0	0	54,667	56,333	111,301	170,319
Daniel S. Bilicki	0	0	147,000	33,300	259,170	126,016
Richard Brotzman, Ph.D.	0	0	209,681	30,999	800,516	120,784
Jess Jankowski	0	0	84,289	29,666	207,638	113,839

(1)	The value per option is calculated by subtracting the exercise price per option from the closing price of the Common Stock on the NASDAQ National Market on December 31, 2004, which was $8.87.

Employment

The Company entered into an employment agreement with Joseph E. Cross dated November 9, 1999 which provides for an annual base salary of not less than $220,000. In addition, Mr. Cross received a lump sum payment of $50,000 on the first anniversary of the commencement of this agreement. The Company also granted to Mr. Cross options to purchase up to 100,000 shares of Common Stock at an exercise price of $2.9375 per share and options to purchase up to 50,000 shares of Common Stock at an exercise price of $2.1875, with options for one-fifth of such shares becoming exercisable on each of the first five anniversaries of the dates of grant. No term has been assigned to Mr. Cross’ employment agreement. If Mr. Cross is terminated other than for “cause” (as such term is defined in Mr. Cross’ employment agreement), Mr. Cross will receive severance benefits in an amount equal to Mr. Cross’ base salary for 52 weeks.

Effective as of November 2, 2000, the Company also entered into an employment agreement with Robert Haines providing for an annual base salary of not less than $160,000. The Company also granted to Mr. Haines options to purchase up to 30,000 shares of Common Stock at an exercise price of $10.1875. No term has been assigned to Mr. Haines employment agreement. If Mr. Haines is terminated other than for “cause” (as such term is defined in Mr. Haines’s employment agreement), Mr. Haines will receive severance benefits in an amount equal to Mr. Haines’s base salary for 52 weeks.

Effective as of February 17, 2000, the Company also entered into an employment agreement with Daniel Bilicki providing for an annual base salary of not less than $165,000. In addition, Mr. Bilicki was granted options to purchase up to 50,000 shares of Common Stock at an exercise price of $2.375. No term has been assigned to Mr. Bilicki’s employment agreement. If Mr. Bilicki is terminated other than for “cause” (as such term is defined in Mr. Bilicki’s employment agreement), Mr. Bilicki will receive severance benefits in an amount equal to Mr. Bilicki’s base salary for 52 weeks.

Effective as of September 26, 2001, the Company also entered into an employment agreement with Dr. Richard Brotzman providing for an annual base salary of not less than $146,250. No term has been assigned to Dr. Brotzman’s employment agreement. If Dr. Brotzman is terminated other than for “cause” (as such term is defined in Dr. Brotzman’s employment agreement), Dr. Brotzman will receive severance benefits in an amount equal to Dr. Brotzman’s base salary for 26 weeks.

Effective as of February 17, 2000 the Company also entered into an employment agreement with Mr. Jess Jankowski providing for an annual base salary of not less than $95,000. No term has been assigned to Mr. Jankowski’s employment agreement. If Mr. Jankowski is terminated other than for “cause” (as such term is defined in Mr. Jankowski’s employment agreement), Mr. Jankowski will receive severance benefits in an amount equal to Mr. Jankowski’s base salary for 26 weeks.

REPORT OF THE COMPENSATION AND

GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

The current Compensation and Governance Committee members are Jerry K. Pearlman (Chairman), James A. Henderson, James A. McClung, Donald S. Perkins and Dr. Richard W. Siegel. The objectives of the Compensation and Governance Committee in determining the levels and components of executive compensation are to (1) attract, motivate and retain talented and dedicated executive officers, (2) provide executive officers with both cash and equity incentives to further the interests of the Company and its stockholders and (3) compensate executive officers at levels comparable to those of executive officers at other comparable high technology companies. In setting compensation, the Compensation and Governance Committee reviews the achievement of corporate goals and individual contributions of particular executives. Generally, the compensation of the Company’s executive officers is composed of base annual compensation, in the form of salary and other benefits, incentives in the form of fiscal year-end bonuses and long-term compensation consisting of stock options awarded under the Company’s stock option plan. In addition, under the oversight of the Compensation and Governance Committee, the Board conducted a comprehensive self-evaluation of the Board, each director and all Board committees.

Base Salaries

In determining the base salaries of the executive officers in 2004, the Compensation and Governance Committee considered the performance of each executive, the nature of the executive’s responsibilities, the salary levels of executives at comparable high technology companies, including other publicly-held advanced materials and advanced technologies companies and the Company’s general compensation practices.

Cash Bonuses

Discretionary cash bonuses for executive officers are directly tied to achievement of specified goals of the Company and are a function of the criteria which the Compensation and Governance Committee believes appropriately take into account the specific areas of responsibility of the particular officer.

Equity Compensation

Periodically, the Compensation and Governance Committee may grant equity compensation, in the form of stock options, restricted share rights, and performance share rights, to executive officers in order to provide a long-term incentive which is directly tied to the performance of the Company’s stock. These grants provide an incentive to maximize stockholder value by providing the Company’s employees an equity interest which further aligns their interests with those of the stockholders. The exercise price of these grants is the fair market of the underlying Common Stock on the date of grant. In general, the options vest in equal annual installments over a three-year period beginning one year after the date of grant, in certain instances the Board of Directors (or the Compensation and Governance Committee) can adjust the vesting period for performance-based options. Restricted share rights typically “cliff vest,” all at one time, at a date several years subsequent to their grant date. Performance restricted share rights vest upon the achievement of milestones as defined by the Compensation and Governance Committee. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. In making such grants to executives, including Mr. Cross, in 2004, the Compensation and Governance Committee considered a number of factors, including the performance of such persons, the Company’s performance in 2003, achievement of specific delineated goals, the responsibilities and the relative position of such persons within the Company, the compensation of executives in comparable high technology companies and the number of stock options each such person currently possesses.

Chief Executive Officer Compensation

Joseph Cross has served as the Company’s President since November 1998 and its Chief Executive Officer since December 1998. Under his employment agreement with the Company dated November 9, 1999, Mr. Cross was paid a base salary of $308,462 in 2004 and received options to purchase 15,000 shares of common stock which vest over a three-year period and 2,500 shares of restricted and performance share rights respectively. The restricted share rights vest in lump sum or “cliff vest” on October 30, 2007, provided that the grantee has not terminated service prior to the vesting date. The performance share rights also vest in lump sum or “cliff vest” upon achievement of certain performance goals or milestones on or before October 30, 2007, provided that the grantee has not terminated service prior to the vesting date. In determining the level of salary payments and option grants to Mr. Cross, the Compensation and Governance Committee considered qualitative factors such as Mr. Cross’s strong leadership role in coordinating the Company’s development of partnering relationships with key customers, the Company’s transition to a producer and supplier of commercial quantities of nanomaterials, the expansion of the Company’s intellectual property assets, his success in recruiting other valued senior executives to the Company, and the development of other new strategic initiatives.

Compliance with Section 162(m)

The Compensation and Governance Committee currently intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, (1) such compensation is performance-based, established by a committee of outside directors and objective, and (2) the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. The Compensation and Governance Committee believes that the requirements of Section 162(m) are uncertain at this time and may arbitrarily impact the Company. In the future, the Compensation and Governance Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

Submitted by the Compensation and Governance

Committee of the Board of Directors:

Jerry K. Pearlman (Chairman)

James A. Henderson

James A. McClung

Donald S. Perkins

Dr. Richard W. Siegel

Compensation and Governance Committee Interlocks and Insider Participation

There are no interlocks of executive officers or directors serving on the Compensation and Governance Committee.

REPORT OF THE

AUDIT AND FINANCE COMMITTEE

OF THE BOARD OF DIRECTORS

All members of the Audit and Finance Committee are independent, as that term is defined in the applicable National Association of Securities Dealers’ listing standards. Each member of the Audit and Finance Committee is also financially literate, as that qualification is interpreted by the Company’s Board of Directors in its business judgment. The Audit and Finance Committee currently consists of James A. McClung (Chairman), James A. Henderson, Jerry K. Pearlman, Donald S. Perkins and Dr. Richard W. Siegel.

Policies and Mission

The Audit and Finance Committee recommends the independent certified public accountants for Board of Director approval, engages in a discussion with the independent accountants regarding the objectivity and independence of the accountants, reviews the adequacy of the Audit and Finance Committee Charter, reviews certain of the Company’s Securities and Exchange Commission filings, reviews significant financial reporting issues with the Company’s chief financial officer, reviews risk management and internal audit procedures with the Company’s chief financial officer, and engages in any necessary private sessions with the Company’s chief financial officer and independent accountants.

Audit and Finance Committee Statement

The Audit and Finance Committee has reviewed and discussed the audited financial statements with Company management; discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as modified or supplemented; received a written disclosure letter from the Company’s independent certified public accountants as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified and supplemented, and has discussed with the independent certified public accountants the independent accountant’s independence; and based on the preceding review and discussions contained in this paragraph, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2004 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit and Finance

Committee of the Board of Directors:

James A. McClung (Chairman)

James A. Henderson

Jerry K. Pearlman

Donald S. Perkins

Dr. Richard W. Siegel

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Market Composite Index and an index of peer companies selected by the Company during the period commencing on January 1, 2000 and ending on December 31, 2004. The comparison assumes $100 was invested on January 1, 2000 in the Common Stock, the NASDAQ Market Composite Index and the peer companies selected by the Company and assumes the reinvestment of all dividends, if any.

COMPARISON OF CUMULATIVE TOTAL RETURNS

Measurement Date	Nanophase Technologies Corporation	Peer Group	NASDAQ
January 1, 2000	$100.00	$100.00	$100.00
December 31, 2000	225.64	79.90	60.71
December 31, 2001	120.82	95.32	47.93
December 31, 2002	57.85	58.13	32.82
December 31, 2003	165.95	118.11	49.23
December 31, 2004	181.95	124.95	53.46

The companies in the peer group, both of which are advanced materials or advanced technologies companies, are: Delta & Pine Land Company and Landec Corporation.

The above graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 29, 2005 certain information with respect to the beneficial ownership of the common stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (2) each Company director, (3) each of the Named Officers and (4) all Company executive officers and directors as a group.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Beneficially Owned
Spurgeon Corporation	3,285,195	(2)	18.34%
Bradford T. Whitmore	3,558,007	(3)	19.86%
Grace Brothers, Ltd.	2,985,195	(4)	16.67%
Grace Investments, Ltd.	300,000	(5)	1.67%
Altana Chemie, AG	1,256,281	(6)	7.01%
Joseph E. Cross	439,834	(7)	2.40%
James A. Henderson	21,076	(8)	*
Richard W. Siegel, Ph.D.	287,694	(9)	1.60%
James McClung	40,437	(10)	*
Jerry Pearlman	38,614	(11)	*
Donald S. Perkins	77,478	(12)	*
R. Janet Whitmore	157,149	(13)	*
Daniel S. Bilicki	169,000	(14)	*
Jess Jankowski	98,255	(15)	*
Richard W. Brotzman, Ph.D.	223,014	(16)	1.23%
Robert Haines	84,000	(17)	*
All executive officers and directors as a group (11 persons)	1,636,551	(18)	8.59%

Unless otherwise indicated below, the persons address is the same as the address for the Company.

*	Denotes beneficial ownership of less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”). Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes 2,985,195 shares of common stock held by Grace Brothers, Ltd. and 300,000 shares of common stock held by Grace Investments, Ltd. Spurgeon Corporation is a general partner of both Grace entities and shares voting and investment power with respect to the shares of common stock held by such Grace entities. This information is based on information reported on Schedule 13D/A filed on September 3, 2004 with the Commission by Spurgeon Corporation. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(3)	Includes 2,985,195 shares of common stock held by Grace Brothers, Ltd., 300,000 shares of common stock held by Grace Investments, Ltd. and 272,812 shares held by Bradford T. Whitmore. Mr. Whitmore is a general partner of Grace Brothers, Ltd. and is the sole owner of an entity which is a general partner of Grace Investments, Ltd. In such capacities, Mr. Whitmore shares voting and investment power with respect to the shares of common stock held by the Grace entities. This information is based on information reported on Schedule 13D/A filed on September 3, 2004 with the Commission by Mr. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(4)	This information is based on information reported on Schedule 13D/A filed on September 3, 2004 with the Commission by Spurgeon Corporation and Bradford T. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(5)	This information is based on information reported on Schedule 13D/A filed on September 3, 2004 with the Commission by Spurgeon Corporation and Bradford T. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(6)	Consist of unregistered common stock, and therefore not freely saleable, until March 23, 2006.

(7)	Includes 438,334 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of April 29, 2005.

(8)	Includes 12,666 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of April 29, 2005.

(9)	Includes 55,322 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of April 29, 2005.

(10)	Includes 16,666 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of April 29, 2005.

(11)	Includes 16,666 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of April 29, 2005.

(12)	Includes 35,334 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of April 29, 2005.

(13)	Includes 3,333 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of April 29, 2005.

(14)	Includes 164,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of April 29, 2005.

(15)	Includes 96,955 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of April 29, 2005.

(16)	Consists of 223,014 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of April 29, 2005.

(17)	Consists of 84,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of April 29, 2005.

(18)	Includes 1,146,290 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of April 29, 2005.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing compensation plans as of December 31, 2004, including the 1992 Amended and Restated Stock Option Plan and the 2001 and 2004 Equity Compensation Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))		(d) Total of Securities Reflected in Columns (a) and (c)
Plans Approved by Shareholders	1,741,092	(1)	$5.79	759,501	(2)	2,500,593
Plans Not Approved by Shareholders	None		$—	None		—

(1)	Consists of the 1992 Amended and Restated Stock Option Plan, the 2001 and 2004 Equity Compensation Plan, and shares of authorized but unissued Preferred Stock

(2)	Consists of shares available for future issuance under the 2004 Equity Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to items listed elsewhere in this Proxy Statement, on September 5, 2003, in anticipation of the September 8, 2003 private placement to Grace Brothers Ltd., the Company amended its existing Stockholder Rights Agreement to revise the beneficial ownership threshold at which a person or group of persons becomes an “acquiring person” and triggers certain provisions under the Stockholder Rights Agreement. As revised, a person or group would become an “acquiring person” if that person or group becomes the beneficial owner of 35% or more of the outstanding shares of the Company’s stock. Prior to such amendment, the beneficial ownership threshold was 25%. On September 8, 2003, the Company issued 453,001 shares of its common stock to Grace Brothers Ltd. at a purchase price of $4.415 per share together with a warrant to purchase a like number of shares of common stock during the next twelve months also at a price of $4.415 per share. The share price for the common stock was determined based on the fifteen-day market closing average for the Company’s stock ending September 5, 2003. On September 2, 2004 the warrants were exercised to acquire 453,001 newly issued shares of common stock. Grace Brothers, Ltd. beneficially owns approximately 19.9% of the Company’s outstanding common stock. Ms. R. Janet Whitmore is a sister of Bradford Whitmore who serves as the general partner of Grace Brothers, Ltd.

On March 23, 2004, the Company entered into a joint development agreement with Altana Chemie, AG (“Altana”) in order to explore new product applications in fields that are mutually beneficial to both companies. Pursuant to the agreement, the Company and Altana have granted each other, subject to limited exceptions, exclusive rights for the development and purchase of nanomaterials for use in paints, coatings, inks, polymers and plastics, varnishes, and similar applications. In connection with this agreement the Company sold, in a private placement to Altana, 1,256,281 shares of common stock at $7.96 per share and received gross proceeds of $10 million. Altana beneficially owns approximately 7% of the Company’s outstanding common stock.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors, upon the recommendation of the Audit and Finance Committee, has appointed McGladrey and Pullen, LLP, independent certified public accountants, as auditors of the Company’s financial statements for the year ended December 31, 2005. McGladrey and Pullen, LLP has been engaged as auditors for the Company beginning in November 2001. The Board of Directors has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board of Directors’ appointment of McGladrey & Pullen, LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of McGladrey & Pullen, LLP, the Board of Directors will interpret this as an instruction to seek other auditors. In addition to audit services, McGladrey & Pullen, LLP also provided certain non-audit services to Nanophase Technologies Corporation in relation to the 2004 fiscal year. The Audit and Finance Committee has considered whether the provision of these additional services is compatible with maintaining the independence of McGladrey & Pullen, LLP. The following fees were incurred by Nanophase Technologies Corporation for the services of McGladrey & Pullen, LLP in relation to the 2004 fiscal year.

Audit Fees. The aggregate amount billed by our principal accountant, McGladrey & Pullen, LLP, for audit services performed during the fiscal years ended December 31, 2004 and 2003 was $339,140 and $127,420, respectively. Audit services include the auditing of financial statements, quarterly reviews, statutory audits and the preparation of consents and review of registration statements. For 2004, these fees included the addition of the internal control audit work that was mandated under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees. McGladrey & Pullen, LLP did not perform audit related services during the fiscal years ended December 31, 2004 and 2003. Audit related services would include employee benefit plan audits, due diligence assistance, internal control review assistance and audit or attestation services not required by statute or regulation.

Tax Fees. Total fees billed by RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) for tax related services for the fiscal years ended December 31, 2004 and 2003 were $6,500 and $7,840, respectively. These services include tax related research and general tax services in connection with transactions and legislation.

All Other Fees. Other than those fees described above, there were no other fees billed for services performed by McGladrey & Pullen, LLP during the fiscal years ended December 31, 2004 and December 31, 2003.

All of the fees described above were approved by Nanophase’s Audit and Finance Committee.

Audit and Finance Committee Pre-Approval Policies and Procedures. Nanophase’s Audit and Finance Committee pre-approves the audit and non-audit services performed by McGladrey & Pullen, LLP, our principal accountants, and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) in order to assure that the provision of such services does not impair McGladrey & Pullen, LLP’s independence. Unless a type of service to be provided by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) has received general pre-approval, it will require specific pre-approval by the Audit and Finance Committee. In addition, any proposed services exceeding pre-approval cost levels will require specific pre-approval by the Audit and Finance Committee.

The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit and Finance Committee specifically provides for a different period. The Audit and Finance Committee will periodically revise the list of pre-approved services, based on subsequent determinations, and has delegated pre-approval authority to the Chairman of the Audit and Finance Committee. In the event the Chairman exercises such delegated authority, they shall report such pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting. The Audit and Finance Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

It is expected that representatives of McGladrey & Pullen will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2005.

PROPOSAL 3

APPROVAL OF THE NANOPHASE TECHNOLOGIES

CORPORATION 2005 NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK PLAN

The Board of Directors proposes that the Company enact a Non-Employee Director Restricted Stock Plan described below. Nanophase continues to recruit new executives and other key employees to retain new and existing employees and Directors. These efforts have and will continue to use many of the shares available for grant under the Company’s 2004 Equity Compensation Plan (the “2004 Plan”). Additionally, the 2004 Plan limits the flexibility of the Board of Directors in determining the nature of equity-based compensation grants to Directors. The Board of Directors believes that in order to attract and retain non-employee Directors the Company must have shares available to grant in the form of restricted shares to non-employee Directors. The proposed new plan will effectively allow the Board of Directors to grant up to an additional 150,000 shares to non-employee Directors. This plan will create a pool of shares available for future grant of approximately 0.8% of the outstanding shares of Company stock on May 2, 2005.

Accordingly, on May 2, 2005, the Board of Directors adopted the Nanophase Technologies Corporation 2005 Non-Employee Equity Compensation Plan (the “2005 Plan”) and is seeking approval of this plan by the stockholders of the Company. The adoption of the 2005 Plan will not affect historical or future grants under the 2004 Plan.

The following is a general summary of the 2005 Plan and is qualified in its entirety by the full text of the 2005 Plan attached to this Proxy Statement as Exhibit A. Capitalized terms not defined herein have the meanings ascribed to such terms in the plan document.

Purpose

The purpose of the 2005 Plan is to provide plan participants with the opportunity to receive grants of restricted shares. The Company believes that the plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the shareholders.

Administration

The 2005 Plan will be administered by the Compensation and Governance Committee of the Board of Directors (the “Committee”). The Committee consists of three or more persons appointed by the Board of Directors, all of whom shall be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and related Treasury regulations (the “Internal Revenue Code”), shall be “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act, and shall be “independent directors” as defined in NASDAQ Marketplace Rule 4200(15), as amended. The Committee has full authority to construe and interpret the 2005 Plan and to establish, amend, and rescind rules and regulations relating to the 2005 Plan, and take any other action necessary for the administration of the 2005 Plan.

Participants

Only non-employee members of the board of directors of the Company will be eligible to participate in the 2005 Plan.

Shares Available for the 2005 Plan

Subject to adjustment as provided in the 2005 Plan (for example, in the event of recapitalization, stock split, stock dividend, merger, reorganization or similar event), the maximum number of shares of Common Stock that may be issued under the 2005 Plan is 150,000 shares, which may be shares of original issuance, treasury shares or a combination thereof.

Awards

All awards under the 2005 Plan will be in the form of restricted stock (“Restricted Stock” or “Grants”). The terms and features of the Grants are set forth below and described more fully in the 2005 Plan itself, attached as Exhibit A.

Restricted Stock is Common Stock subject to restrictions on transfer and/or other rights. With respect to each share of Restricted Stock granted under the 2005 Plan, the Committee will determine the nature and extent of any restrictions to be imposed on the transfer of the Restricted Stock, the right to vote the Restricted Stock, and the right to receive dividends or other distributions on the Restricted Stock. The Committee shall also determine the period during which such restrictions shall apply (the “Restriction Period”). The Committee may determine that restrictions on any or all Restricted Stock may lapse without regard to any Restriction Period.

Transferability

The restrictions in the Grant Instrument may include (i) provisions that a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Shares during the Restriction Period, (ii) provisions concerning the disposition of Shares covered by a Grant as to which restrictions have not lapsed at such time as a Grantee dies or otherwise ceases serving as a Non-Employee Director of the Company during the Restriction Period, and (iii) other provisions determined by the Committee.

Termination and Amendment

The Board of Directors, may at any time terminate or from time to time amend the 2005 Plan; provided that the Board of Directors may not make any amendment to the 2005 Plan without the approval of the shareholders, if such shareholder approval is required by any requirement of applicable law or regulation. The 2005 Plan shall terminate on the day immediately preceding the tenth anniversary of the effective date of the plan, unless the plan is terminated earlier by the Board of Directors or is extended by the Board of Directors with the approval of the shareholders. A termination or amendment of the 2005 Plan that occurs after a grant is made shall not materially impair the rights of the participant receiving such grant unless the participant consents or unless the amendment is required in order to comply with applicable law. The termination of the 2005 Plan shall not impair the power and authority of the Committee with respect to an outstanding grant.

Present Market Value of Potential Grants

Based on the closing price of $4.91 per share on May 2, 2005, the aggregate market value of the 150,000 shares of Common Stock reserved for issuance under the 2005 Plan is $736,500.

Reasons for Obtaining Stockholder Approval

The Board of Directors has approved the 2005 Plan subject to stockholder approval at the annual meeting. The Company is submitting the 2005 Plan for stockholder approval at the annual meeting because stockholder approval is required to applicable rules of the Nasdaq stock exchange.

Recommendation

The Board of Directors believes that approval of the 2005 Plan is in the best interest of the Company and its stockholders because the 2005 Plan will enable the Company to attract and retain non-employee directors and provide those non-employee directors with competitive incentives which also align their interests with those of the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NANOPHASE TECHNOLOGIES CORPORATION 2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN.

MISCELLANEOUS AND OTHER MATTERS

Solicitation—The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

Proposals of Stockholders—Proposals of stockholders (1) intended to be considered at the Company’s 2006 Annual Meeting of Stockholders (the “2006 Annual Meeting”) and (2) to be considered for inclusion in the Company’s proxy statement and proxy for the 2005 Annual Meeting, must be received by the Secretary of the Company on or before January 3, 2006. If a stockholder submits a proposal to be considered at the 2006 Annual Meeting other than in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and does not provide notice of such proposal to the Company by March 19, 2006, the holders of any proxy solicited by the Company’s Board of Directors for use at such meeting will have discretionary authority to vote with respect to any proposal as to which timely notice is not given.

Other Business—The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement and the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxies will vote such proxies as the Board of Directors directs.

Section 16(a) Beneficial Ownership Reporting Compliance—Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 2004 all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

Additional Information—The Company will furnish without charge a copy of its Annual Report on Form 10-K for its year ended December 31, 2004, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date, and will provide copies of the exhibits to such Form 10-K upon payment of a reasonable fee which shall not exceed the Company’s reasonable expenses in connection therewith. Requests for such materials should be directed to Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, Attention: Nancy Baldwin, Manager of Investor Relations.

By order of the Board of Directors

Jess Jankowski

Secretary

Romeoville, Illinois

May 17, 2005

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE,

DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

EXHIBIT A

NANOPHASE TECHNOLOGIES CORPORATION

2005 NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK PLAN

The purpose of the 2005 Nanophase Technologies Corporation Non-Employee Director Restricted Stock Plan (the “Plan”) is to provide non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of restricted shares. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the participants’ economic interests with those of the shareholders.

ARTICLE I

ADMINISTRATION OF THE PLAN

A.     Administration.

i. Committee. The Plan shall be administered by the Compensation and Governance Committee of the Board (the “Committee”). The Committee shall consist of three or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, shall be “non-employee directors” as defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall be “independent directors” as defined in NASDAQ Marketplace Rule 4200(15), as amended.

ii. Committee Authority and Determinations. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the timing and amount of the grants made to each such individual, the duration of any applicable restriction period, and any waiver, acceleration or expiration of such restriction period, and (iii) make all determinations about any other matters under the Plan. The Committee shall have full power to administer the Plan, make factual determinations, and adopt or amend such rules, agreements and instruments for implementing the Plan and for conducting its business as it deems advisable, in its sole discretion. All the Committee’s determinations under the Plan shall be binding on anyone having any interest in the Plan or any awards granted under it. All the Committee’s powers shall be executed in the Company’s best interest, not as a fiduciary, and in keeping with the Plan’s objectives. The Committee’s determinations under the Plan need not be uniform as to similarly situated individuals.

B.    Grants. Awards under the Plan will consist only of grants of restricted stock (“Restricted Stock”) as described in Section 2.1 (“Grants”). All Grants shall be subject to the terms and conditions stated herein and such other terms or conditions consistent with the Plan as the Committee deems appropriate and specifies in writing in a grant instrument (the “Grant Instrument”) or an amendment to it. The Committee shall approve the form and provisions of each Grant Instrument. Grants under the Plan need not be uniform among the grant recipients (the “Grantees”).

C.    Shares Subject to the Plan.

i. Shares Authorized. Under this Plan, a “Share” means one share of common stock of the Company, par value $0.01 per share. Subject to adjustments under Section 1.3(b) below, an aggregate of 150,000 Shares shall be available for Grants under the Plan. Shares may be authorized but unissued Shares or reacquired Shares. If any Shares granted under the Plan are forfeited or surrendered, the Shares subject to such Grants shall again be available under the Plan.

ii. Adjustments for Significant Events. If there is any change in the number or kind of outstanding Shares by reason of (i) a dividend, spin-off, recapitalization, split or combination or exchange of Shares, (ii) a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) a reclassification or change in par value, or (iv) any other unusual event affecting the Company’s outstanding Shares as a class without the Company’s receiving consideration, the number of Shares covered by outstanding Grants and the price per Share of such Grants may be appropriately adjusted by the Committee to reflect any change in the value of issued Shares to preclude, where practicable, the enlargement or dilution of benefits under such Grants. Any adjustments determined by the Committee shall be binding and conclusive.

D.    Eligibility for Participation. All members of the Board who are not employees of the Company (“Non-Employee Directors”) shall be eligible to participate in the Plan.

ARTICLE II

RESTRICTED SHARE GRANTS

Section 2.1    Restricted Shares. The Committee may issue or transfer Shares to Non-Employee Directors under a Grant of Restricted Shares, upon such terms as the Committee deems appropriate. The period of time during which the Restricted Shares will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.” The Committee may establish conditions under which restrictions on Restricted Shares shall lapse according to such criteria as the Committee deems appropriate. The restrictions in the Grant Instrument may include (i) provisions that a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Shares during the Restriction Period, (ii) provisions concerning the disposition of Shares covered by a Grant as to which restrictions have not lapsed at such time as a Grantee dies or otherwise ceases serving as a Non-Employee Director of the Company during the Restriction Period, and (iii) other provisions determined by the Committee. The Committee shall determine the number of Restricted Shares to be issued or transferred and the restrictions applicable to such Grant. Each Grant Instrument will state any restrictions on transfer of such Restricted Shares. The Committee shall determine whether, during the Restriction Period, the Grantee shall have the right to vote Restricted Shares.

ARTICLE III

GENERAL MATTERS

Section 3.1    Limitations on Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant hereunder until all applicable legal requirements have been complied with to the Committee’s satisfaction. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Shares as the Committee deems advisable, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued under the Plan will be subject to such registration and other restrictions as may be required by applicable law, including any requirement that a legend be placed thereon.

Section 3.2    Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time; provided that the Board may not amend the Plan without the approval of the shareholders, if such shareholder approval is required by applicable law. The Plan shall terminate on the day immediately preceding the tenth anniversary of the Effective Date (as defined below), unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or the amendment is required by applicable law. The termination of the Plan shall not impair the Committee’s authority over an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended pursuant to the Plan or agreement of the Company and the Grantee consistent with the Plan. The Plan shall be the controlling document. No other statements or representations, oral or written, may amend the Plan. The Plan shall be binding upon the Company, its successors and assigns.

Section 3.3    Miscellaneous.

i. Funding of the Plan. The Plan shall be unfunded. In no event shall interest be paid or accrued on any Grant or any unpaid installments of Grants.

ii. Rights of Participants. Nothing in the Plan shall entitle any Non-Employee Director or other person to any Grant under the Plan. Neither the Plan nor any action taken under it shall give any individual any rights to be retained or employed by the Company.

iii. No Fractional Shares. No fractional Shares shall be issued under the Plan or any Grant. The Committee shall determine whether any such fractional Shares shall be forfeited.

iv. Effective Date of the Plan. The Plan shall be effective immediately upon the Plan’s approval by the Company’s Shareholders (the “Effective Date”).

v. Grants Outside of the Plan. Nothing in the Plan shall limit the Company’s right to grant stock options or make other awards outside of the Plan.

vi. Compliance with Law. The Plan and the obligations of the Company to issue Shares under Grants shall be subject to all applicable laws and approvals required by any regulatory agency. With respect to persons subject to Section 16 of the Exchange Act, the Company intends that the Plan and all transactions under it comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with applicable law.

vii. Successors. All the Company’s obligations under the Plan and awards granted under it shall be binding on any successor to the Company, whether by direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all the business or assets of the Company.

viii. Governing Law. The validity, construction and effect of the Plan and Grant Instruments issued under it shall be governed in accord with the law of the State of Delaware.

PROXY	PROXY

NANOPHASE TECHNOLOGIES CORPORATION

1319 MARQUETTE DRIVE

ROMEOVILLE, ILLINOIS 60446

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Joseph E. Cross and Jess Jankowski and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, 60446, on Thursday, June 23, 2005 at 9:00 a.m., local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)

____________________________________________________________________________________________________________

é	FOLD AND DETACH HERE	é

NANOPHASE TECHNOLOGIES CORPORATION

PLEASE MARK VOTE IN OVAL IN THE

FOLLOWING MANNER USING DARK INK ONLY.  ☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

1.	ELECTION OF CLASS II DIRECTORS.

For nominees listed below	☐

Withhold authority to vote	☐

(except as marked to the contrary below)	☐

for nominees listed below	☐

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR THE INDIVIDUAL

NOMINEES, STRIKE A LINE THROUGH THE NOMINEE’S NAME BELOW)

Joseph E. Cross

Richard W. Siegel, Ph.D.

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY’S FOR AGAINST ABSTAIN FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2005.

FOR	☐

AGAINST	☐

ABSTAIN	☐

3.	PROPOSAL TO APPROVE THE NANOPHASE TECHNOLOGIES CORPORATION 2005 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN.

FOR	☐

AGAINST	☐

ABSTAIN	☐

4.	EACH OF THE PERSONS NAMED AS PROXIES HEREIN ARE AUTHORIZED, IN SUCH PERSON’S DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS THEREOF.

Date:                                                                         , 2005

Signature

Signature (if held jointly)

Please date this Proxy and sign it exactly as your name(s) appears hereon.

When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation.

If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

____________________________________________________________________________________________________________

é	FOLD AND DETACH HERE	é